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                                                                   Exhibit 23.14


                                DELOITTE & TOUCH


                         RENAISSANCE DIVESTMENT CO. LTD


As independent public accountants of Renaissance Investment Co. Ltd., we hereby consent to the incorporation of our report included in this Form 10K, into the company's previously filed Registration Statement File No. 33-51023, and No. 55137.


                                 Brightman, Almagor & Co.
                               Certified Public Accountants

March 21, 2002




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